Exhibit 4.8.83 - Document List - LIST OF HEATING VENTILATION DRAWINGS 3
Drawing List	Page 3	Total 4
Building Owner	Shenyang Sunshine Pharmaceutical Company Limited	Design No.	D Wen-558-1-HV-3/4-4/4	Project No.	Q558
Project Title	New Plant Project of Shenyang Sunshine Pharmaceutical Company Limited	Sub-project Title	Air-conditioning and Ventilation	Design Item	Heating Ventilation HVAC/Secondary Construction Design
Drawing No.	Drawing Title	Size	Remark
D-558-2-HV-61	K1X AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-41
D-558-2-HV-62	K11 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-42
D-558-2-HV-63	K12 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-43
D-558-2-HV-64	K13 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-44
D-558-2-HV-65	K14 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-45
D-558-2-HV-66	K15 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-46
D-558-2-HV-67	K2X AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-47
D-558-2-HV-68	K21 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-48
D-558-2-HV-69	K22 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-49
D-558-2-HV-70	K23 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-50
D-558-2-HV-71	K2X-2 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-51
D-558-2-HV-72	K24 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-52
D-558-2-HV-73	K25 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-53
D-558-2-HV-74	K3X AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-54
D-558-2-HV-75	K31 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-55
D-558-2-HV-76	K32 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-56
D-558-2-HV-77	K33 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-57
D-558-2-HV-78	K34 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-58
D-558-2-HV-79	K41 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-59
D-558-2-HV-80	K51 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-60
D-558-2-HV-81	K52 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-61
D-558-2-HV-82	K61 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-62
D-558-2-HV-83	K62 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-63
D-558-2-HV-84	K71 AIR CONDITIONING BOX ASSEMBLY DRAWING	A2	Drawing No. of Design Consultant:E05-061305-64
D-558-2-HV-85	ZONE PLAN OF AIR CONDITIONING SYSTEM	A1	Drawing No. of Design Consultant:E05-061305-66
D-558-2-HV-86	PRESSURE DIFFERENCE DISTRIBUTION DIAGRAM	A1	Drawing No. of Design Consultant:E05-061305-67
D-558-2-HV-87	TECHNICAL REQUIREMENTS OF HIGH EFFICINCY AND THERMAL INSULATION AIR OUTLET	A2	Drawing No. of Design Consultant:E05-061305-65
D-558-2-HV-88	PLAN OF PROCESS PIPELINE	A1	Drawing No. of Design Consultant:E05-061305-3-1/1
D-558-2-HV-89	PLAN OF FIREFIGHTING DRAINING IN THE FIRST FLOOR	A1	Drawing No. of Design Consultant:E05-061305-2-1/8
D-558-2-HV-90	DETAILED DRAWING OF REFRIGERATOR ROOM	A2
D-558-2-HV-91	DETAILED DRAWING OF PIPING FOR CHILLED WATER AND INDUSTRIAL STEAM	A2
D-558-2-HV-92	PLAN OF AHU PIPING IN THE SECOND FLOOR	A1	Drawing No. of Design Consultant:E05-061305-81
Project Principal	Checked by	Authorized by	Date	2009.05.15